UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2013 (July 1, 2013)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 1, 2013, American DG Energy Inc., or the Company, we, or us, entered into an Amendment to the Facilities, Support Services and Business Agreement, or the Amendment, with Tecogen Inc., or Tecogen. The Amendment renews the term of the Facilities, Support Services and Business Agreement between the Company and Tecogen for a one year period, beginning on July 1, 2013. The Amendment also increases the space provided to the Company by Tecogen from approximately 3,071 square feet to 3,282 square feet and from six offices to nine offices. Under the Amendment, the amount that the Company will pay Tecogen for the space and services that Tecogen provides under the Agreement increased from $5,053 per month to $6,495 per month. The Amendment further clarifies that the total sales thresholds for volume discounts are to be met during a calendar year and that the Company's representation rights may be terminated by either the Company or Tecogen upon 60 days' notice, without cause.

The foregoing description of the Amendment is subject to, and qualified in its entirety by, reference to the Amendment, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amendment, dated as of July 1, 2013, between the Company and Tecogen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 2, 2013	AMERICAN DG ENERGY INC.
By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

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